EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005 relating to the financial statements, which appears in Idenix Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.
/s/  PricewaterhouseCoopers LLP
      Boston, Massachusetts
      October 5, 2005